Exhibit 99.1

Exhibit 99.1

Presentation of HealthTronics

August 2006

Sam B. Humphries

CFO

Statements in this presentation that are not strictly historical, including statements regarding plans, objectives and future financial performance, are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although HealthTronics, Inc. believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that the expectations will prove to be correct. Factors that could cause actual results to differ materially from HealthTronics’ expectations include, among others, the existence of demand for and acceptance of HealthTronics’ services, the integration of acquired businesses, regulatory approvals, economic conditions, the impact of competition and pricing, financing efforts and other factors described from time to time in HealthTronics’ periodic filings with the Securities and Exchange Commission.

HealthTronics

Business Segments/Sub-Segments

Urology Services

Lithotripsy

Prostate Therapies

Medical Products

Sales

Service

Anatomical Pathology

HIFU Clinical trials

Urology Services

Leading Competitive Position

Partner with approximately 1/3 of Nation’s Urologists

Veteran Management Team

Bringing Cutting-edge Therapies to Market

Successful Partnership Model

Proven Execution

HealthTronics

Urology Services

Core Objectives

~ Leverage Urology Channel

Trusted Advisor to our Partners

Value-added Products and Services

Facilitate Marketplace Consolidation

Growing Revenue & Taking Share

Expanding Platform

Expand Margins

Pricing Stability

Wholesale Pricing Power

Operating Efficiencies

HealthTronics

Prostate Therapy - BPH

Benign Prostatic Hyperplasia

Non-cancerous Enlargement of the Prostate

Market Scope

Affects 50% of Men Over Age 60

13 Million American Men in 2004

Growth Rate

From 40,000 to 360,000 Minimally Invasive Treatments

$650 Million - $700 Million Market

Multiple Treatment Methodologies

Revolix Laser

TUMT - Transurethral Microwave Therapy

PVP GreenLight

HealthTronics

Prostate Therapy - Prostate Cancer

Market Scope

Second Most Common Cancer in American Males

230,000 New Cases per Year in the U.S.

Baby Boomer Impact (approximately 40 million males)

$5B market

Dramatic Increase in Public Awareness

Demanding Focal Therapy vs. Total Ablation

Participating in the Diagnosis

PSA Testing

Anatomical Path

HealthTronics

Medical Products

Devices

Lithotripters

Market Scope:

Total US Installed Base of 650 Units

Average Selling Price of $390,000

35% of US Market is Spark Gap Technology

US HTRN Manufactured Installed Base of 220 Units

Opportunities:

Dual Branding Strategy to Expand Spark Gap Market

New Model with Multi-Functional Capability Enables Premium Price

R&D for More Efficient Shock Source

HealthTronics

Medical Products

Service Engineering

Installed Base/Network:

Currently Service Approximately a Third of US Lithotripter Installed Base

36 Field Engineers Trained in Lithotripsy and X-Ray

Additional Consumable Revenue

HealthTronics

Medical Products

Uropathology Market

Market is Approximately $500 Million

8,400 Private Practice Urologists

Approximately 10 Prostate Biopsies / Month

Each Patient = Approximately $600 Revenue

60% of Patients are Medicare

Medicare Reimbursement is Strong

HealthTronics

Strategic Initiatives

With the completion of the sale of our specialty vehicle division, we are performing a comprehensive strategic review and reorganization of many aspects of our business. Any prior earnings guidance for 2006 should not be used or relied upon. We expect this reorganization will result in significant one-time costs during 2006. In late 2006 we will provide guidance for 2007 reflecting the sale of our specialty vehicle division, as well as the costs and benefits associated with our reorganization.

HealthTronics